Exhibit 2.15.13 - Accession Deed to the Intercreditor Agreement dated May 11, 2007, dated April 9, 2013, by the subsidiaries of Reynolds Group Holdings Limited listed on the Schedule I thereto

Accession Deed
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Finance Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Finance Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to any Finance Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Finance Document to an Austrian addressee.
This agreement is made by way of deed on April 9 , 2013.
BY the subsidiaries of Reynolds Group Holdings Limited listed on Schedule I hereto, (collectively, the "Acceding Parties");
AND IS SUPPLEMENTAL to an English law governed intercreditor agreement (the "Intercreditor Agreement") dated 11 May 2007 as amended and/or restated on 21 June 2007, 29 June 2007, 5 November 2009 and 5 November 2010 and made between, among others, Reynolds Group Holdings Limited (formerly Rank Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) I S.A., Credit Suisse AG, as administrative agent, Credit Suisse AG, as senior issuing bank, The Bank of New York Mellon, as collateral agent, senior secured notes trustee and high yield noteholders trustee and Credit Suisse AG, as security trustee.
IT IS AGREED as follows:

1.	Words and expressions defined in the Intercreditor Agreement shall bear the same meaning herein.

2.	Each of the Acceding Parties confirms it has been supplied with a copy of the Intercreditor Agreement.

3.	Each of the Acceding Parties covenants with the Parties to be bound by the terms of the Intercreditor Agreement as a Subordinated Guarantor and an Obligor.

4.	Each of the Acceding Parties shall accede to the Intercreditor Agreement in accordance with the terms thereof.

5.	This agreement and all non contractual obligations arising from or in connection with it shall be governed by, and construed in accordance with, English law.
[signature pages follow]

IN WITNESS whereof this agreement has been duly executed and delivered as a deed on the day and year first above written by the Acceding Parties.
Acceding Parties
SIGNED as a deed for and on behalf of        )
SPIRIT FOODSERVICE PRODUCTS, INC.    )
)

By: /s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

SIGNED as a deed for and on behalf of        )
SPIRIT FOODSERVICE, INC.            )

)

By: /s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

SIGNED as a deed for and on behalf of        )
MASTER CONTAINERS, INC.        )
)

By: /s/ Joseph Doyle
Name: Joseph Doyle
Title: Assistant Secretary

Security Trustee
(for itself and all other parties)

SIGNED
For and on behalf of
CREDIT SUISSE AG, LONDON BRANCH

By: /s/ Ian Croft
        Name: Ian Croft
        Title: Assistant Vice President Operations
By: /s/ M.J. Halls
        Name: M.J. Halls
        Title: Assistant Vice President Operations
) ) )

Collateral Agent

SIGNED For and on behalf of THE BANK OF NEW YORK MELLON By: /s/ Catherine F. Donohue Name: Catherine F. Donohue Title: Vice President	) ) )

Senior Agent

SIGNED For and on behalf of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH By: /s/ Kevin Buddhdew Name: Kevin Buddhdew Title: Vice President By: /s/ Patrick Freytag Name: Patrick Freytag Title: Associate	) ) )

Subsidiaries of Reynolds Group Holdings Limited

Entity Name	Registered Office Address
Spirit Foodservice Products, Inc.	Corporation Service Company 2711 Centerville Rd., Suite 400 Wilmington, DE 19808
Spirit Foodservice, Inc.	Corporation Service Company 2711 Centerville Rd., Suite 400 Wilmington, DE 19808
Master Containers, Inc.	Corporation Service Company 1201 Hays Street Tallahassee, FL 32301